SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                          WILLAMETTE INDUSTRIES, INC.

                            -----------------------

               (Name of Registrant as Specified in its Charter)
                            -----------------------

                             WEYERHAEUSER COMPANY

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transactions:
     (5)  Total fee paid:
----------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                        Weyerhaeuser Company

                        CREATING THE PREMIER
                        FOREST PRODUCTS
                        COMPANY


                        Steve Rogel
                        Chairman, President and CEO

                        Investor Presentation
                        May 2001


[Weyerhaeuser Company logo]

FORWARD-LOOKING STATEMENTS
-------------------------------------------------------------------------------

These slides include "forward-looking statements" that express expectations of future events or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and Weyerhaeuser Company ("Weyerhaeuser") cannot give assurance that such statements will prove to be correct. Any such forward-looking statement made by Weyerhaeuser with respect to the Willamette tender offer is not entitled to the benefit of the safe harbor protections of the Private Securities Litigation Reform Act of 1995.


                                                                             2

                                                     [Weyerhaeuser Company logo]

THE LANDSCAPE OF THE FOREST PRODUCTS
INDUSTRY IS CHANGING VERY RAPIDLY
-------------------------------------------------------------------------------




                  More Global + More Focused = Fewer Players






                                                                             3

                                                    [Weyerhaeuser Company logo]

DRIVERS OF CONSOLIDATION
-------------------------------------------------------------------------------

     o    Forest products companies have not been attractive investments

     o Consolidation and the changing channels to market have changed the way business is conducted


                                                                             4


                                                     [Weyerhaeuser Company logo]

TOTAL SHAREHOLDER RETURN (1)
-------------------------------------------------------------------------------

                                    1/1/97 to 8/1/00       1/1/97 to 5/15/01
------------------------------      ----------------       -----------------

 S&P 500                                  94.1%                  68.7%
 -----------------------------------------------------------------------
|Weyerhaeuser                             13.5%                  40.6%  |
 -----------------------------------------------------------------------
 Westvaco                                 10.8%                   2.9%
 Boise Cascade                            -3.0%                  20.1%
 Willamette                               -3.6%             53.4%/7.5%(2)
 Mead                                     -3.6%                   5.6%
 Potlatch                                 -5.7%                  -2.0%
 International Paper                      -8.9%                   2.5%
 Temple Inland                           -10.7%                   8.1%
 Georgia Pacific(3)                      -15.9%                  12.5%
 Smurfit Stone Container                 -23.0%                 -13.5%
 Louisiana Pacific                       -49.2%                 -29.2%

Notes:
1.   Total return calculated assuming dividends reinvested
2. Willamette total return between 1/1/97 and 5/15/01 includes appreciation due to Weyerhaeuser's acquisition proposal. The Willamette total return between 1/1/97 and 11/10/00, the last trading day prior to the first public announcement of the acquisition proposal, is 7.5%
3. Georgia Pacific total return calculated beginning on 12/17/97 to adjust for the separation of The Timber Group


                                                                             5

                                                     [Weyerhaeuser Company logo]

OUR GOAL
-------------------------------------------------------------------------------


     o    To be the best forest products company on a global basis

          o    Lead the industry in creating value for shareholders

          o    Achieve world-class safety performance


                                                                             6

                                                     [Weyerhaeuser Company logo]

HOW DO WE CREATE SHAREHOLDER VALUE?
-------------------------------------------------------------------------------

     o    Strengthen core businesses

     o    Improve capital effectiveness

     o Drive manufacturing and support services efficiencies to higher levels

     o    Grow through disciplined acquisitions


                                                                             7

                                                     [Weyerhaeuser Company logo]

WILLAMETTE TRANSACTION FITS
STRATEGIC ACQUISITION CRITERIA
-------------------------------------------------------------------------------

|X|  Willamette is a unique fit with Weyerhaeuser core products portfolio

|X|  Combined companies have better prospects vs. stand-alone basis

|X|  Accelerates long-term earnings growth

|X|  Cost savings and synergies expected

|X|  Efficient and effective use of capital

|X|  Complementary timberland holdings

|X|  Complementary strengths and cultures



                                                                             8

                                                     [Weyerhaeuser Company logo]

WEYERHAEUSER HAS REPEATEDLY APPROACHED
WILLAMETTE
-------------------------------------------------------------------------------

August 11, 1998     o    Weyerhaeuser sends letter to Willamette Board
                         offering to merge in a stock for stock transaction

                      -    0.94 Weyerhaeuser shares per Willamette share

                      - Up-front premium of approximately 40% to the average last twelve month exchange ratio

August 20, 1998     o    Willamette Board rejects offer and refuses to
                         negotiate

August 2, 2000      o    Weyerhaeuser Chairman, Steve Rogel, meets with
                         Willamette Chairman, William Swindells, in Portland,
                         Oregon and reaffirms interest in a potential combination

August 28, 2000     o    Weyerhaeuser proposes to combine with Willamette in a
                         part cash, part stock transaction

                      - $43.24 per share in cash for 50% of outstanding Willamette shares; 0.94 Weyerhaeuser shares for the remaining 50% of Willamette shares

                      - Up-front premium of approximately 41% over the 60-day average share price

September 8, 2000   o    Willamette Board rejects offer and refuses to
                         negotiate

November 6, 2000    o    Weyerhaeuser proposes to acquire Willamette for $48
                         per share in cash

November 9, 2000    o    Willamette Board fails to act on the proposal


November 13, 2000   o    Weyerhaeuser PUBLICLY proposes to acquire Willamette
                         for $48 per share in cash; 60% premium over 60-day average share price

February 1, 2001    o    51% of Willamette shares tendered; Willamette refuses
                         to rescind "poison pill" and other defensive measures


May 7, 2001         o    Weyerhaeuser increases offer to $50 per share in
                         cash; 67% premium over 60-day average share price

May 9, 2001         o    Willamette Board rejects offer and refuses to
                         negotiate


                                                                            9

                                                     [Weyerhaeuser Company logo]

CURRENT OFFER
-------------------------------------------------------------------------------

     o    $50 per share in cash

     o    67% premium to 60-day average Willamette share price (1)

     o Aggregate pro forma transaction value is $7.2 billion, including $1.7 billion of assumed debt

     o    Combination expected to generate $300MM of annual pre-tax synergies

     o Merger expected to be accretive to cash flow, earnings per share and shareholder value

     o    Expect to retain investment grade credit rating

     o Weyerhaeuser has received financing commitments necessary to complete transaction

     o Forwarded a draft merger agreement without typical "deal protection" provisions

        Note:
        1.   Prior to public release of acquisition proposal on November 10,
             2000


                                                                            10

                                                     [Weyerhaeuser Company logo]

SUBSTANTIAL PREMIUM PROVIDES SUPERIOR VALUE
FOR WILLAMETTE SHAREHOLDERS
--------------------------------------------------------------------------------

1-Day Premium (%)
70
                                                                                                     69

60


50

                      44                           45           45            45         46
40

     32
30


20

                                      13
10


 0
   -----------------------------------------------------------------------------------------------------------
                                       Goldman Fairness Opinions(3)
  Salomon 64     Weyerhaeuser/   ---------------------------------------     IP/         IP/     Stora Enso/
 Transactions    Willamette(2)   Consolidated   Consolidated   Champion   Union Camp   Champion   Consolidated
  Analysis(1)                        (Low)         (High)      (Median)


Notes:

1. Source: Salomon Smith Barney Financial Strategy Group. Based on the average premium in 64 paper industry transactions since 1990

2.   Prior to announcement of acquisition proposal on November 13, 2000

3. Source: Goldman Sachs Opinion dated May 12, 2000, delivered to Champion International Board of Directors and Goldman Sachs Opinion dated February 22, 2000, delivered to Consolidated Papers Board of Directors

                                                     [Weyerhaeuser Company logo]

SUBSTANTIAL PREMIUM PROVIDES SUPERIOR VALUE
FOR WILLAMETTE SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

60-Day Average Premium(%)


70
                                                                      67
                                                61
60
                               54

50

          45
40


30


20


0

   ---------------------------------------------------------------------------
           IP/             Stora Enso/           IP/             Weyerhaeuser/
        Champion           Consolidated      Union Camp          Willamette(1)



Note:

1.   Prior to announcement of acquisition proposal on November 13, 2000



                                                                            12

                                                     [Weyerhaeuser Company logo]

PREMIUM MULTIPLE COMPARED TO PRECEDENT TRANSACTIONS
--------------------------------------------------------------------------------

  Mid-Cycle EBITDA Multiple Paid (X)(1)                            Peak EBITDA Multiple Paid (X)(1)
14                                                            14


12                                                12.0        12

                                                                                                                          10.2
10                                                            10

                                 8.4
 8                                                             8
      7.5        7.7
                                                                                                            6.3
 6                                                             6
                                                                               5.8        5.9
                                                                     5.2
 4                                                             4


 2                                                             2


 0                                                             0

   -------------------------------------------------------        -----------------------------------------------------------------
       IP/          IP/      Weyerhaeuser/    Stora Enso/             IP/       IP/     Goldman's        Weyer./       Stora Enso/
   Champion    Union Camp      Willamette     Consolidated         Champion    Union    Champion         Willamette    Consolidated
                                                                               Camp     Fairness Opinion
                                                                                        Median(2)


Notes:

1. Mid-cycle EBITDA based on the average of 1995 and 1997 results. Peak EBITDA based on 1995 results

2. Source: Goldman Sachs Opinion dated May 12, 2000, delivered to Champion International Board of Directors




                                                                            13

                                                     [Weyerhaeuser Company logo]

SYNERGIES
-------------------------------------------------------------------------------

                                         ----------------------------------------------------------
        Synergies/                      | o   $300MM of estimated synergies                        |
Acquiree Revenues                       |                                                          |
               (%)                      | o   Synergy estimate in-line with precedent transactions |
                                         ----------------------------------------------------------
14.0
          12.2
12.0              11.2

10.0                    10.1
                                 8.9
8.0                                   8.1     8.0
                                                   7.3    7.2   7.2
-----------------------------------------------------------------------------------------------------------------------  Average (3)
6.0                                                                     6.8   6.0    6.0                                       7.0%
                                                                                           5.3     5.0
4.0                                                                                                    4.7      4.3
                                                                                                                    3.6   3.1
2.0

0.0
      James River/|   Abitibi-  |International| Georgia  |International| Stora Enso/|Weyerhaeuser/|Norske Skog/| Bowater/|
      Fort Howard |Consolidated/|   Paper/    | Pacific/ |   Paper/    |Consolidated|  MacMillan  | Fletcher      Avenor |
                  |   Donohue   |Champion     |Fort James| Union Camp  |  Papers    |   Bloedel   |Challenge   |         |
                  |             |             |          |             |            |             |  Paper     |         |
             Kimberly-Clark/ Donohue/  International Jefferson  Weyerhaeuser/ Abitibi-Price/ Smurfit-      Enso/      Repola/
               Scott Paper     Quno      Paper/        Smurfit/  Willamette(2)   Stone        Stone/     Stora       Kymmene
                                        Federal         Stone                 Consolidated  St. Laurent
                                       Paper Board    Container                             Paperboard


Notes:
1.   Announced pretax synergies
2.   Assumed synergies of $300MM in relation to LTM sales prior to 11/10/2000
3.   Excludes Weyerhaeuser/Willamette transaction


                                                                            14

                                                     [Weyerhaeuser Company logo]

SENIOR MANAGEMENT AND BOARD ENTRENCHMENT
-------------------------------------------------------------------------------

     o Willamette Board and Management have never tried to inform themselves on the Weyerhaeuser offer

          o    Refusal to engage in meaningful dialogue

     o Willamette has never indicated how or when they will generate value equal to Weyerhaeuser's premium offer

     o    Active and emotional entrenchment

          o    Change-in-control agreements

          o    Incitement of employees and local constituencies

     o Despite the fact that Willamette shareholders have endorsed the Weyerhaeuser proposal, the Willamette Board has continued to ignore the wishes of its shareholders


                                                                            15

                                                     [Weyerhaeuser Company logo]

MARKET VIEWS ON WILLAMETTE SENIOR MANAGEMENT AND BOARD ENTRENCHMENT (1)
-------------------------------------------------------------------------------
MARK CONNELLY, CREDIT SUISSE FIRST BOSTON, 5/10/01
"The absence of a cogent, economically-based response to the Weyerhaeuser bid is both troubling and disappointing. Willamette seems to be saying "we're worth a lot more, but we can't think of a way to explain why in a manner that you will understand". A counter-bid from management would make sense if the value is there; we haven't seen one."

GUY WYSER-PRATTE, WYSER-PRATTE MANAGEMENT, INC., 3/16/01
"From all indications, it seems that the majority of the Willamette's shareholders want to accept a premium offer for their shares, and want you and your board to maximize shareholder value. I note that more than half of Willamette's shares have been tendered into Weyerhaeuser's tender offer. Yet Willamette has chosen to ignore the wishes of the majority and force its shareholders into a proxy fight."

THE PORTLAND BUSINESS JOURNAL, 3/9/01
"Willamette's management team is acting like it has been living in the woods the last century. Have any of its directors heard of shareholder rights? How about fiduciary responsibility? Or just plain common sense? The directors seem to be completely lacking in the latter... Willamette's Board has apparently forgotten that when you go to the public for money, you become responsible to the public for your actions... sometimes the financial interests of the shareholders supercedes the job-security interests of the members of Management and the Board."

MONEY MANAGER QUOTED IN BRAINSTORM NW MAGAZINE, MAY 2001
"What is unreasonable is that Willamette has not suggested a price. They make light of how shareholders have been voting. After all, 51 percent of the stock has at one point been offered - and of the remaining shares, 20 to 30 percent of them are tied to people who are family insiders. So don't tell me people don't support this bid - they do."

Note:
1.   Permission to use quotations neither sought nor obtained


                                                                            16

                                                     [Weyerhaeuser Company logo]

PROXY VOTE IS ABOUT BOARD ACCOUNTABILITY
-------------------------------------------------------------------------------

     o    Vote is about electing directors who:

          o    Will listen to shareholders

          o    Believe their duty is to maximize shareholder value

     o    Weyerhaeuser nominees

          o    Experienced business people

          o    Committed to maximizing value for ALL Willamette shareholders


                                                                            17

                                                     [Weyerhaeuser Company logo]

WHY WE ARE ASKING FOR YOUR SUPPORT
-------------------------------------------------------------------------------

     o Weyerhaeuser nominees are committed to implementing a value-maximizing process for all Willamette shareholders

     o If Willamette is prepared to negotiate a definitive merger agreement, Weyerhaeuser is willing to increase its offer

     o Independent financial analysts have indicated that absent Weyerhaeuser's offer, the value of Willamette shares could fall significantly

          o    Willamette itself has acknowledged likely "dislocation"
               in its stock price absent the Weyerhaeuser offer
     --------------------------------------------------------------------
    |o   If the Weyerhaeuser nominees are not elected, Weyerhaeuser will |
    |     withdraw its offer                                             |
     --------------------------------------------------------------------


                                                                            18

                                                     [Weyerhaeuser Company logo]

IMPORTANT INFORMATION
-------------------------------------------------------------------------------

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time on Thursday, June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m.
New York City time on the first business day following the date the offer was scheduled to expire.


                                                                            19

                                                     [Weyerhaeuser Company logo]

-------------------------------------------------------------------------------




                          [Weyerhaeuser Company logo]




-------------------------------------------------------------------------------

To All Willamette Shareholders:


                        WILLAMETTE REFUSES TO DISCUSS
                      POSSIBILITY OF AN INCREASED PRICE
                              WITH WEYERHAEUSER


William Swindells, chairman of Willamette Industries, and his board have refused to negotiate or even discuss with us details of our offer to acquire Willamette or our willingness to pay an increased price. We think that the Willamette board has made it crystal clear that the company they have been entrusted to manage for you is simply not for sale, at any price.


If Willamette is prepared to negotiate a definitive merger agreement promptly, Weyerhaeuser is willing to increase its offer above $50 per share. Meanwhile, William Swindells, his board and management continue to hide behind a staggered board and poison pill. Now is the time for Willamette shareholders to take control of their company to maximize the value of their shares.


                 IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED
                          WE WILL WITHDRAW OUR OFFER


If our slate is elected at the June 7th meeting and Willamette continues to refuse to negotiate, Weyerhaeuser intends to nominate a slate of directors for election at Willamette's 2002 Annual Meeting. HOWEVER, IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED ON JUNE 7TH, WE WILL WITHDRAW OUR OFFER, SINCE IT WILL TAKE AT LEAST TWO MORE YEARS, UNTIL THE 2003 ANNUAL MEETING, TO EFFECT A TRANSACTION NOT APPROVED BY THE CURRENT WILLAMETTE BOARD.


                    SEND A MESSAGE TO THE WILLAMETTE BOARD
                         DON'T DELAY-VOTE GOLD TODAY


You deserve a board of directors that will act in your best interests. We are seeking your support for the election of our three nominees to Willamette's board at the Willamette Annual Meeting. Please vote FOR the election of the Weyerhaeuser nominees on your GOLD proxy card.


                         [Weyerhaeuser Company logo]


If you have any questions or require any assistance in executing or delivering your proxy or voting instructions, please call our proxy solicitor, Innisfree
               M&A Incorporated, at 1-877-750-5838 (toll-free).


Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

                                                                  May 21, 2001

                                                     [Weyerhaeuser Company logo]



NEWS RELEASE


For Immediate Release


          WEYERHAEUSER EXTENDS TENDER OFFER FOR WILLAMETTE INDUSTRIES
                              UNTIL JUNE 7, 2001

                ENCOURAGES SHAREHOLDERS TO SUPPORT ELECTION OF
               WEYERHAEUSER NOMINEES AT JUNE 7TH ANNUAL MEETING

FEDERAL WAY, Wash., May 21, 2001 - Weyerhaeuser Company (NYSE: WY) today announced that it has extended its $50 per share cash tender offer for all of the outstanding common stock of Willamette Industries, Inc. (NYSE: WLL). The offer, which was scheduled to expire at midnight New York City time on May 18, 2001, has been extended until midnight New York City time on June 7, 2001.

As of midnight on May 18, 2001, Willamette shareholders had tendered and not withdrawn 49,239,993 shares pursuant to Weyerhaeuser's tender offer.

Steven R. Rogel, chairman, president, and chief executive officer of Weyerhaeuser, stated, "Given the fact that Willamette's poison pill and other defensive measures prevent Weyerhaeuser from purchasing any shares pursuant to our tender offer, we are pleased with the level of support we have received. The Willamette board has undertaken a six-month effort to prevent us from consummating our tender offer and delivering premium value to shareholders. At Willamette's long-delayed annual meeting on June 7th, shareholders will have an opportunity to send a message that the Willamette board of directors cannot ignore. Shareholders will be able to elect directors who are committed to maximizing value for shareholders now. We believe the only way to facilitate the proposed combination is to vote the GOLD proxy card for the election of the Weyerhaeuser nominees.

"If Willamette is prepared to negotiate a definitive merger agreement promptly, Weyerhaeuser is willing to increase its offer above $50 per share. Now is the time for Willamette shareholders to take control of their company to maximize the value of their shares," Rogel continued.

"If the Weyerhaeuser nominees are not elected on June 7th, we will withdraw our offer, since it will take at least two more years, until the 2003 Annual Meeting, to effect a transaction not approved by the current Willamette board," Rogel concluded.

                                    -more-

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward looking statement made by Weyerhaeuser with respect to the Willamette tender offer is not entitled to the benefit of the safe harbor protections of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.


IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

Weyerhaeuser contacts:
         ANALYSTS                                           MEDIA
         Kathryn McAuley    Joele Frank / Jeremy Zweig      Bruce Amundson
         Weyerhaeuser       Joele Frank, Wilkinson          Weyerhaeuser
         (253) 924-2058     Brimmer Katcher                 (253) 924-3047
                            (212) 355-4449